ASSET PURCHASE AGREEMENT

                         Dated as of September 19, 1997

                                 By and Between

                               Benham Press, Inc.

                                       and

                               Disc Graphics, Inc.

ARTICLE 1.
     The Assets  . . . . . . . . . . . . . . . . . . . . . . . .1
     1.01      (a)  Sale of Acquired Assets. . . . . . . . . . .1
               (b)  Retained Assets. . . . . . . . . . . . . . .4
     1.02      (a)  Assumption of Liabilities. . . . . . . . . .4
               (b)  Limitations on Assumption. . . . . . . . . .5
     1.03.     The Closing . . . . . . . . . . . . . . . . . . .8
     1.04      Allocation of Purchase Price  . . . . . . . . . .9
     1.05      Net Worth Adjustment  . . . . . . . . . . . . . 10

ARTICLE 2.
     Representations and Warranties Concerning Seller  . . . . 12
     2.01.     Description and Lists . . . . . . . . . . . . . 12
     2.02.     Corporate Organization; Authority.. . . . . . . 16
     2.03.     Capitalization. . . . . . . . . . . . . . . . . 17
     2.04.     Subsidiaries. . . . . . . . . . . . . . . . . . 17
     2.05.     No Violation. . . . . . . . . . . . . . . . . . 17
     2.06.     Consents and Approvals of Governmental
                Authorities1 . . . . . . . . . . . . . . . . . 18
     2.07.     Financial Statements of the Seller. . . . . . . 18
     2.08.     No Undisclosed Liabilities; No Dealings with
                Officers . . . . . . . . . . . . . . . . . . . 19
     2.09.     Absence of Certain Changes. . . . . . . . . . . 19
     2.10.     Title to Property; Leases; Encumbrances . . . . 21
     2.11.     Patents, Trademarks, Trade Names. . . . . . . . 23
     2.12.     Litigation; Compliance with Laws. . . . . . . . 24
     2.13.     Taxes . . . . . . . . . . . . . . . . . . . . . 26
     2.14.     Benefit Plans . . . . . . . . . . . . . . . . . 27
     2.15.     Labor Matters . . . . . . . . . . . . . . . . . 29
     2.16.     Purchase and Sale Commitments . . . . . . . . . 29
     2.17.     Insurance . . . . . . . . . . . . . . . . . . . 29
     2.18.     Validity. . . . . . . . . . . . . . . . . . . . 30
     2.19.     Finders and Investment Bankers. . . . . . . . . 30
     2.20      Licenses, Permits and Authorizations. . . . . . 30
     2.21.     FIRPTA. . . . . . . . . . . . . . . . . . . . . 31
     2.22.     Entire Business . . . . . . . . . . . . . . . . 31
     2.23.     Disclosure. . . . . . . . . . . . . . . . . . . 31

ARTICLE 3.
     Representations and Warranties of Purchaser . . . . . . . 31
     3.01.     Organization; Etc . . . . . . . . . . . . . . . 31
     3.02.     Authorization; Etc. . . . . . . . . . . . . . . 32
     3.03.     No Violation. . . . . . . . . . . . . . . . . . 32
     3.04.     Consents and Approvals of Governmental
                Authorities  . . . . . . . . . . . . . . . . . 32

     3.05.     Certain Fees. . . . . . . . . . . . . . . . . . 33

ARTICLE 4.
     Conduct of Business Pending Closing . . . . . . . . . . . 33
     4.01      Regular Court of Business . . . . . . . . . . . 33
     4.02      Amendments. . . . . . . . . . . . . . . . . . . 33
     4.03      Distributions; Redemptions. . . . . . . . . . . 33
     4.04      Organization. . . . . . . . . . . . . . . . . . 34
     4.05      Contracts . . . . . . . . . . . . . . . . . . . 34
     4.06      Consultation with Purchaser . . . . . . . . . . 34
     4.07      Maintain Properties . . . . . . . . . . . . . . 34
     4.08      Compensation. . . . . . . . . . . . . . . . . . 34
     4.09      Liens . . . . . . . . . . . . . . . . . . . . . 34
     4.10      Taxes . . . . . . . . . . . . . . . . . . . . . 35
     4.11      Insurance . . . . . . . . . . . . . . . . . . . 35
     4.12      No Mergers  . . . . . . . . . . . . . . . . . . 35
     4.13      No Solicitation . . . . . . . . . . . . . . . . 35
     4.14      No Breach . . . . . . . . . . . . . . . . . . . 36
     4.15      Due Compliance  . . . . . . . . . . . . . . . . 36
     4.16      Accounting Practice . . . . . . . . . . . . . . 36

ARTICLE 5.
     Additional Agreements . . . . . . . . . . . . . . . . . . 36
     5.01.     Transfer Tax. . . . . . . . . . . . . . . . . . 36
     5.02.     Employment Agreement. . . . . . . . . . . . . . 37
     5.03.     Payment of Certain Retained Liabilities . . . . 37
     5.04.     Payment of Indebtedness to Bank One . . . . . . 37
     5.05.     Continuing Employees; Severance.. . . . . . . . 37
     5.06.     Vacation. . . . . . . . . . . . . . . . . . . . 38
     5.07.     Health and Welfare Benefits . . . . . . . . . . 38
     5.09.     Payment of Assumed Liabilities. . . . . . . . . 39
     5.10.     Advice of Change. . . . . . . . . . . . . . . . 39
     5.11.     Reasonable Access . . . . . . . . . . . . . . . 40
     5.12.     Financing . . . . . . . . . . . . . . . . . . . 40
     5.13.     Failure to Close. . . . . . . . . . . . . . . . 40
     5.14.     Satisfaction of Closing Conditions. . . . . . . 40
     5.15.     Additional Instruments. . . . . . . . . . . . . 41

ARTICLE 6. . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     Deliveries at Closing . . . . . . . . . . . . . . . . . . 41
     6.01      Deliveries to Purchaser . . . . . . . . . . . . 41
     6.02.     Deliveries to Seller. . . . . . . . . . . . . . 42

ARTICLE 7.
     Conditions Precedent  . . . . . . . . . . . . . . . . . . 43
     7.01.     Conditions to Obligations of the Purchaser. . . 43
     7.02.     Conditions to Obligations of Seller . . . . . . 45

ARTICLE 8.
     Termination . . . . . . . . . . . . . . . . . . . . . . . 46

ARTICLE 9.
     Representations and Warranties Concerning Stockholder . . 47
     9.01.     Authority . . . . . . . . . . . . . . . . . . . 47
     9.02.     Prohibitions. . . . . . . . . . . . . . . . . . 47
     9.03.     Consents and Approvals of Governmental
                Authorities. . . . . . . . . . . . . . . . . . 48

ARTICLE 10.
     Indemnification . . . . . . . . . . . . . . . . . . . . . 48
     10.01.    Indemnity of Seller and Stockholder . . . . . . 48
     10.02.    Indemnity of Purchaser. . . . . . . . . . . . . 49
     10.03.    Indemnification Procedure . . . . . . . . . . . 49
     10.04.    Special Provisions Relating to Environmental
                Matters  . . . . . . . . . . . . . . . . . . . 51
     10.05     Survival of Representations and Warranties. . . 55
     10.06     Limitation on Indemnification . . . . . . . . . 55

ARTICLE 11.. . . . . . . . . . . . . . . . . . . . . . . . . . 55
     Confidentiality; Non-Competition. . . . . . . . . . . . . 55
     11.01     Confidentiality . . . . . . . . . . . . . . . . 55
     11.02     Non-Competition . . . . . . . . . . . . . . . . 56
     11.03.    Specific Performance. . . . . . . . . . . . . . 57
     11.04.    Severability. . . . . . . . . . . . . . . . . . 57

Resolution of Disputes . . . . . . . . . . . . . . . . . . . . 58
     12.01     Dispute Resolution. . . . . . . . . . . . . . . 58
     12.02     Arbitration Procedures. . . . . . . . . . . . . 59

Miscellaneous Provisions . . . . . . . . . . . . . . . . . . . 61
     13.01.    Additional Instruments. . . . . . . . . . . . . 61
     13.02.    Amendment and Modification. . . . . . . . . . . 61
     13.03.    Waiver. . . . . . . . . . . . . . . . . . . . . 61
     13.04.    Notices . . . . . . . . . . . . . . . . . . . . 61
     13.05.    Binding Nature; Assignment. . . . . . . . . . . 62
     13.06.    Governing Law . . . . . . . . . . . . . . . . . 63
     13.07.    Expenses  . . . . . . . . . . . . . . . . . . . 63
     13.08.    Counterparts. . . . . . . . . . . . . . . . . . 63

     13.09.    Headings. . . . . . . . . . . . . . . . . . . . 63
     13.10.    Obligations of Predecessors . . . . . . . . . . 63
     13.11.    Entire Agreement. . . . . . . . . . . . . . . . 64
     13.12.    Third Party Beneficiaries . . . . . . . . . . . 64

LIST OF SCHEDULES. . . . . . . . . . . . . . . . . . . . . . . 66

LIST OF EXHIBITS . . . . . . . . . . . . . . . . . . . . . . . 67

                            ASSET PURCHASE AGREEMENT

     THIS AGREEMENT ("Agreement") is made and entered into this 19th day of September, 1997, by and among Benham Press Inc., an Indiana corporation (the "Seller"), Jeffrey Bowe (the "Stockholder") and Disc Graphics, Inc., a Delaware corporation ("Purchaser").
                                   BACKGROUND
                                   ----------
     The Seller is engaged in the business of full-service color and black and white commercial printing and digital printing (the "Business"). Seller desires to sell and Purchaser desires to purchase all of the assets of the Seller except as provided in Section 1.01(b) (the "Acquired Assets"), all at the price and on the terms and conditions hereinafter set forth. Stockholder is the owner of the number of shares of issued and outstanding Common Stock, no par value per share, set forth beneath his name on the signature page of this Agreement. For purposes of this Agreement, the term "Documents" shall include all instruments, certificates, documents and agreements to be executed and/or delivered herewith or in connection with the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants hereinafter set forth, the parties hereto hereby agree as follows:
                                   ARTICLE 1.

                                   The Assets
                                   ----------
     1.01 (a) Sale of Acquired Assets. On the terms and subject to the conditions set forth in this Agreement, Seller agrees to and, at the Closing (as defined in Section 1.03) will, sell, convey, transfer, deliver and assign to Purchaser, and Purchaser agrees to at the Closing and will purchase all of the Acquired Assets including, without limitation, all of the tangible and intangible assets, rights, interests and properties of every kind and nature, wherever located and by whomever possessed, owned by Seller as of the date hereof (together with any proceeds thereof or any payment thereon which may be received by Seller subsequent to the date hereof), including, without limitation, the following:

     (i) all cash, bank accounts and accounts and notes receivable (whether current or non-current);

     (ii) all prepayments and prepaid expenses;

     (iii) all inventories (the "Inventory") and supplies;

     (iv) all real property and real estate leases;

     (v) all interests in fixed machinery and equipment, other fixtures and fittings, moveable plant, machinery and equipment (including, without limitation, all equipment that has been fully depreciated or expensed by Seller), furniture, one truck, and other vehicles, tools, spare parts and supplies (office, production and other), packaging and shipping material and other tangible personal property, whether owned or leased;

     (vi) all intangible assets of an intellectual property nature (including, without limitation, registered and unregistered trademarks, service marks and trade names, all other trademark rights, trade dress, logos and other names, marks and slogans, including "Benham Press", or "BPI" and all variations and permutations thereof), and all associated goodwill; all copyrights and registrations thereof; all patents, inventions, shop rights, know-how, trade secrets and confidential information; and all applications for any of the foregoing; together with all rights to use all of the foregoing; together with all rights to use all of the foregoing forever and all other rights in, to, and under the foregoing in all countries; all discoveries, improvements, processes, formulae (secret or otherwise), data, confidential information, engineering, technical and shop drawings, specifications and ideas, whether patentable or not, all licenses and other similar agreements, and all drawings, records, books or other indicia, however evidenced, of the foregoing;

     (vii) all rights existing under contracts, licenses, permits, supply and distribution arrangements, sales and purchase agreements and orders, employment and consulting agreements, consignment arrangements, warranties, consents, orders, registrations, privileges (accountant-client, corporate or other), franchises, memberships, certificates, approvals, authorizations or other similar rights and all other agreements, arrangements and understandings;

     (viii) the right to receive pertinent mail and other pertinent communications addressed to Seller which are required for the continuing operation of the Business (including, without limitation, mail and communications from customers, suppliers, distributors, agents and others and accounts receivable payments);

     (ix) all lists and records pertaining to customers, suppliers, distributors, personnel and agents and all documents, correspondence, plats, architectural plans, drawings and specifications, computer print-outs and software, computer programs and business records of every kind and nature relating to the Business;

     (x) all creative materials (including, without limitation, films, art work, color separations and the like), advertising and promotional materials and all other printed or written materials;

     (xi) all claims, refunds (other than refunds in respect of property and casualty insurance premiums paid prior to the Closing Date for periods prior thereto), causes of action, choses in action, rights of recovery and rights of set-off of every kind and nature;

     (xii) all goodwill as a going concern and all other intangible property; and (xiii) all existing insurance policies and all prepaid expenses under existing insurance policies, other than insurance policies in respect of the automobiles identified on Schedule 1.01(b) hereof and insurance on the lives of Jeffrey Bowe and John Bowe.

     (b) Retained Assets. Notwithstanding the foregoing, the following properties, assets, rights and interests are expressly excluded from the purchase and sale contemplated hereby ("Retained Assets"): (i) all of the right, title and interest of the Seller in and to the automobiles identified on
Schedule 1.01(b) hereof; (ii) all of the right, title, and interest of the Seller in and to existing insurance policies in respect of the automobile identified on Schedule 1.01(b) hereof and insurance policies on the lives of Jeffrey Bowe and John Bowe; (iii) the corporate minute books and stock ledgers of Press (provided, that the Seller and the Stockholder shall provide access to any such documents to Purchaser to the extent reasonably necessary in connection with the operation of the Business, will maintain such records for a period of five years from the date hereof, or, if the Seller and the Stockholder desire to destroy such records, will notify Purchaser and give Purchaser an opportunity to take possession thereof); and (iv) refunds of property and casualty insurance premiums paid prior to the Closing Date for periods prior thereto.

     1.02 (a) Assumption of Liabilities. At the Closing, Purchaser shall execute and deliver an Assumption of Liabilities Agreement substantially in the Form of Exhibit B hereto, pursuant to which Purchaser shall assume and agree to pay, perform or discharge, when due, the Assumed Liabilities. As used herein the term "Assumed Liabilities" means all liabilities and obligations of Seller listed on
Schedule 1.02(a) and increases in such listed liabilities and obligations through the Closing Date to the extent arising in connection with, incurred by, or relating to, the normal operations of the Business; provided that the disclosure of additional liabilities and obligations in the Schedules to this Agreement shall not be construed to increase such Assumed Liabilities. Assumed Liabilities shall include, without limitation, the leases specified on Schedule
2.01 (a) hereof.

     (b) Limitations on Assumption. Any provision of this Agreement to the contrary notwithstanding, Purchaser will not and does not assume the following liabilities and obligations (the "Retained Liabilities") of Seller even if, to any extent, they were reflected in the Financial Statements and arose in connection with, were incurred by or were related to the operation of the
Business: (i) liabilities or obligations of Seller to any officer, director or stockholder of the Seller, whether or not owed to such person in his capacity as such, any person affiliated with any of the foregoing or any person related to or sharing a household with any of the foregoing except liabilities for accrued wages and salaries reflected in the Financial Statements; provided, that Purchaser will assume the liability to John A. Bowe, Inc. in the principal amount of $340,000 plus all accrued and unpaid interest thereon, which liability shall be paid on the Closing Date, and the obligation to pay John A. Bowe an aggregate $48,000 at the rate of $1,000 per month pursuant to Section 12 of the Employment Agreement between Seller and John A. Bowe dated September 29,1995;

     (ii) expenses incurred by the Seller in connection with the transactions contemplated herein, including, without limitation, fees and expenses of Seller's counsel and accountants provided, that Purchaser shall pay for the fees and expenses of Seller's accountants incurred in connection with the preparation of the Seller's audited financial statements for the years ended September 30, 1995 and September 30, 1996, the period ended May 30, 1997, of the Financial Statements and of the Closing Date Net Worth Statements (as defined in Section 1.05);

     (iii) any obligation or liability of the Seller to the Purchaser created by this Agreement;

     (iv) any obligation or liability with respect to the Retained  Assets;

     (v) any foreign, federal, state or local tax based on income or revenues or interest or penalties relating thereto, whether arising by reason of the sale of the Acquired Assets as herein provided or by reason of the existence or operations of the Seller prior to or after the date hereof and any sales or use taxes incurred by Seller on or prior to the Closing;

     (vi) to the extent not paid for under existing insurance policies assigned to Purchaser hereunder, workman's compensation claims against Seller based on occurrences prior to the execution and delivery of the Agreement (including without limitation those claims listed in Schedule 2.01(k) to the Agreement);

     (vii) to the extent not paid for under existing insurance policies assigned to Purchaser hereunder, liabilities to third parties for tort and product liability claims made against Seller prior to the execution and delivery of the Agreement based upon occurrences prior to the execution and delivery of the Agreement (including without limitation those claims listed in Schedule 2.01(k) to the Agreement);

               (viii) all obligations of Seller incurred after the date hereof other than those incurred in the ordinary course of business and, to the extent any one obligation exceeds $10,000 or any of the following obligations exceed $50,000 in the aggregate approved by Purchaser: buying and alteration of merchandise; freight; supplies; automobiles and trucks; licenses; insurance; computer charges; service charges; office supplies and expenses; accounting, legal and professional fees; rental equipment; franchise and other taxes; telephone and utility charges; travel; customer relations; dues and subscriptions; contributions;

     (ix) all other liabilities or obligations of Seller to the extent any of such liabilities or obligations constitute a breach of the representations or warranties of Seller set forth in Article II hereof;

     (x)  obligations  or  liabilities  of Seller  with  respect to any Plan (as
hereinafter  defined)  including,   without  limitation,   any  underfunding  or
termination liability;

     (xi) liabilities or obligations of Seller in connection with its failure to obtain, its failure to maintain in full force and effect or its default under any approval, authorization, consent, certificate of occupancy (or local equivalent), license, franchise, order or other permit of any governmental or regulatory agency, whether federal, state, local or foreign necessary to the operation of Seller's business as presently conducted including, without limitation, the construction, alteration, operation, use or occupancy of the premises demised under the Real Property Leases, or any improvements thereon;

     (xii) except to the extent expressly provided herein or in any other document executed in connection herewith, any liabilities to employees or former employees of the Seller, and their beneficiaries, whether pursuant to agreement or otherwise, including those for salaries, bonus and employment benefits (other than the bonus of $5,000 payable to Donald D. Carnagua), fringe benefits, insurance, welfare, post retirement medical (other than for John Bowe), medical reimbursement, deferred compensation, sick pay, termination, severance, stock option, stock purchase, accident, disability (other than with respect to self-insurance payments for a period not to exceed 30 days), vacation, health, medical and worker's compensation insurance or benefits;

     (xiii) any and all Environmental Liabilities (as defined in Section 10.04 hereof) arising out of or resulting from any or all of the following conditions, which hereinafter are collectively referred to as the "Pre-closing Liability Conditions": (a) the existence prior to the Closing Date of Hazardous Materials (as defined in Section 10.04 hereof) upon, within or beneath any of the Real Property, or migrating from such Real Property; (b) any violations of Environmental Requirements (as defined in Section 10.04 hereof) premised upon, or arising out of any of the conditions described in) (a) above; (c) any violations of Environmental Requirements pertaining to the use or operation of the Real Property or any other of the Purchased Assets prior to the Closing Date, or the conduct of operation of the business of the Seller prior to the Closing Date; and (d) the existence of any underground storage tank (USTs) at the Real Property, including but not limited to the USTs identified in the Phase I Report and the Closure Report (as such terms are defined in Section 10.04 hereof);

     (xiv) any liability to Bayer Financial pursuant to the operating lease dated January 3, 1996, as amended, for an Agfa Chromapress;

     (xv) any other liabilities or obligations of Seller which do not constitute Assumed Liabilities.

               1.03. The Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Jericho, New York on October 17, 1997 at 11 a.m. or such other place and time as the parties may agree (the "Closing Date"). At the Closing, the Purchaser will purchase the Acquired Assets and assume the Assumed Liabilities and Seller will sell the Acquired Assets in consideration for the payment by Purchaser of two hundred-fifty thousand ($250,000) dollars in the amounts set forth below and the undertakings of the Purchaser hereunder (the "Purchase Price"):

          (a)  $200,000 in cash;

          (b) $50,000 of common stock, par value $.01 per share of Purchaser ("Common Stock"), valued based on an average of the closing price of such Common Stock on the NASDAQ Small Cap Market on the ten (10) days ending three (3) business days prior to the Closing Date hereof.

          In addition, pursuant to the employment agreement between Purchaser and Jeffrey Bowe, Purchaser shall issue options to purchase 50,000 shares of Common Stock of Purchaser having a term of five (5) years, an exercise price equal to the average of the closing price of such Common Stock on the NASDAQ Small Cap Market on the ten (10) days ending three (3) business days prior to the Closing Date hereof (the "Options") and otherwise subject to the terms and conditions of Purchaser's 1995 Incentive Stock Option Plan.

     At the Closing, Seller shall deliver to Purchaser the Bill of Sale and Assignment and Purchaser shall deliver the Purchase Price, the Options and the Instrument of Assumption and the parties shall make the other deliveries required by Article 6 hereof.

     1.04 Allocation of Purchase Price. Pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended (the "IRC") and the regulations promulgated thereunder, the Purchase Price shall be allocated in accordance with Schedule
1.04. Further, Purchaser and Seller agree to each file a Form 8594 consistent with such allocation.

     1.05 Net Worth Adjustment.

     (a) Promptly after the Closing Date, Seller shall prepare, and, the independent certified public accountants of Seller the ("Accountants") shall audit, a statement of assets and liabilities actually assumed by Purchaser as at the Closing Date (the "Closing Date Net Worth Statement"). The Closing Date Net Worth Statement shall set forth on its face the Net Worth of the Seller as at the Closing Date (the "Closing Date Net Worth"). For the purposes of this Agreement, the Net Worth of the Seller shall be the net book value of the Acquired Assets less the Assumed Liabilities. The Closing Date Net Worth Statement shall be (i) prepared in accordance with GAAP, applied on a consistent basis throughout the period indicated and on a basis consistent with the preparation of the corresponding Seller Financial Statements as at, or for the years ended, September 30, 1996 and September 30, 1995 and (ii) audited by the Accountants in accordance with generally accepted auditing standards and this Agreement.

     (b) Within 30 days following the Closing Date, Seller shall deliver to Purchaser the Closing Date Net Worth Statement, together with the audit working papers of the Accountants and an opinion and special purpose report of the Accountants certifying without qualification that (i) their examination of the Closing Date Net Worth Statement was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other audit procedures as they considered necessary in the circumstances, and (ii) the Closing Date Net Worth Statement has been prepared in accordance with GAAP, applied on a consistent basis throughout the periods indicated and on a basis consistent with the preparation of the corresponding Annual Financial Statements as at or for the years ended September 30, 1996 and September 30, 1995 and fairly present the net worth of Seller, as at the Closing Date.

     (c) Within 5 days of the receipt of the Closing Date Net Worth Statement, Seller shall pay the Purchaser, by wire transfer to a bank account designated in writing by the Purchaser, the amount, if any by which the net worth as set forth on the Closing Date Net Worth Statement (the "Closing Date Net Worth") is less than a negative Two Hundred Thousand Dollars (-$200,000) (the "Shortfall").

     (d) Within 45 days following receipt by Purchaser of the Closing Date Net Worth Statement, the accompanying working papers and the opinion and special purpose report, Purchaser shall deliver to Seller a letter (i) stating that Purchaser concurs with the Closing Date Net Worth Statement or (ii) setting forth Purchaser's objections to the Closing Date Net Worth Statement. If Purchaser shall not have sent to Seller any communication within such 45 day period, Purchaser shall be deemed to have accepted the Closing Date Net Worth Statement. If Purchaser and Seller are unable to resolve Purchaser's objections to the Closing Date Net Worth Statement within 15 days after receipt by Seller of such letter, any such objections as remain unresolved shall be resolved by final binding arbitration of Coopers & Lybrand (the "Referee"). If the Referee determines that the resolution of a given disputed item requires an interpretation of law, then the Referee may request a legal opinion of a law firm selected by the Referee, so long as such firm has no client relationship with any party hereto, as to such matter. The unresolved disputed items, if any, will be solely as determined by the Referee. The cost of such Referee's review (including reasonable attorneys' fees, if any) shall be borne by the party or parties as determined by the Referee. If the Net Worth as determined by the Referee is greater or less than the amount set forth on the Closing Date Net Worth Statement, then promptly following receipt of such determination, and in any event no later than 3 business days following receipt thereof, the Purchaser or Seller, as the case may be, shall pay the other such party by wire transfer an amount so that the amount that would have been required under Section 1.05 had such payment been made based on the Net Worth as determined by the Referee shall have been paid.

     (e) During the period of Seller's preparation of the Closing Date Net Worth Statement, Purchaser and KPMG Peat Marwick LLP, Purchaser's independent auditors ("KPMG"), shall be permitted to observe the audit and review the audit working papers of the Accountants. During the preparation of the Closing Date Net Worth Statement and the period of any dispute within the contemplation of this Section 1.05, Purchaser shall (i) provide Seller and the Accountants, upon reasonable notice and at Seller's reasonable expense, with copies of all such books, records and documents reasonably necessary to prepare the Closing Date Net Worth Statement and resolve any dispute related thereto, to the extent required for the preparation of the Closing Date Net Worth Statement and resolution of any dispute related thereto (ii) provide Seller and the Accountants with such cooperation from Purchaser, as may reasonably be requested by Seller or the
Accountants in connection with the preparation of the Closing Date Net Worth Statement.
                                   ARTICLE 2.
                Representations and Warranties Concerning Seller
                ------------------------------------------------
      Seller and the Stockholder hereby jointly and severally represent and warrant to Purchaser as follows:

     2.01. Description and Lists. Schedules 2.01(a) through 2.01(n) hereto contain the following information and all such information is true, correct and complete:

          (a) Schedule 2.01(a) contains a brief description of all interests in real property owned, leased, subleased or otherwise used or claimed by the Seller, stating the location of such property and, if applicable, the name of the Landlord. There are no contracts or commitments by the Seller to hereafter:
(x) acquire (in fee or as a leasehold);  (y) mortgage or otherwise encumber;  or
(z) lease (as lessor or sublessor or as lessee or sublessee) any real property or interests therein;

          (b) Schedule 2.01(b) contains a list of all Intangible Property (as defined in Section 2.11 hereof) indicating any applications, registrations, filings or notices associated therewith and indicating whether such Intangible Property is owned or licensed;

          (c) Schedule 2.01(c) contains (except as may be listed on any other Schedule to this Agreement): (i) a list and description (including the subject matter, annual rent and expiration dates) of each lease agreement to which the Seller is a party with respect to personal property; (ii) a list and description (including the subject matter, payment terms and expiration dates) of each written agreement or understanding of the Seller (including, without limitation, any agreement or document relating to any merger, reorganization, bankruptcy proceeding, business acquisition, transaction or transactions for the acquisition of all or any substantial portion of the assets of any person or involving the assumption of the liability of any person involving the Seller or any of its direct or indirect predecessors), and a list and description of each oral agreement or understanding of the Seller, in each case involving in excess of $10,000 or having a remaining term of more than six months from the date hereof; and (iii) a list and description of each purchase order for merchandise and all other purchase orders in excess of $10,000 (or series of purchase orders with a single entity or related entities) to which the Seller is a party and a statement that the Seller is not a party to any sales orders;

          (d) Schedule 2.01(d) contains a list of: (i) all officers and directors of the Seller; (ii) the names and current annual salary rates of all present employees and agents of the Seller compensated on a non-hourly basis (including, without limitation, benefits and bonuses); (iii) all written and oral employment or compensation agreements with each employee of the Seller, other than oral agreements with employees who are employed by the Seller on an at-will basis; and (iv) a list of the number of employees compensated on an hourly basis and their hourly wages.

          (e) Schedule 2.01(e) contains: (i) a list and brief description of each agreement, mortgage or other instrument or other arrangement regarding money borrowed or obligations guaranteed by the Seller or letters of credit issued at the request or on behalf of the Seller and (ii) the principal amount outstanding as of the date hereof under each such arrangement and the interest thereon as of September 12, 1997;

          (f) Schedule 2.01(f) contains: (i) the name of every bank in which the Seller has an account or safe deposit box; (ii) the identifying numbers of all such accounts and safe deposit boxes; and (iii) the names of all persons having power to borrow, discount debt obligations, cash or draw checks or otherwise act on behalf of the Seller in any dealings with such banks;

          (g) Schedule 2.01(g) contains a schedule of the accounts receivable of the Seller as of September 12, 1997, which schedule sets forth information regarding the aging of such accounts receivable;

          (h) Schedule 2.01(h) contains a list of each approved capital expenditure project (including without limitation, each construction project), including projects which have been commenced but are not yet completed, projects which have not been commenced and projects which have been completed in respect of which payment has not been made, each within the past twelve (12) months;

          (i) Schedule 2.01(i) contains a list of each supplier from which purchases of merchandise or other purchases in excess of $5,000 were made by the Seller during the period from July 1, 1997 through a date no earlier than three days prior to the execution and delivery hereof and the amount of such purchases;

          (j) Schedule 2.01(j) contains copies of the Articles of Incorporation and By-Laws of the Seller, each as amended to date;

          (k) Schedule 2.01(k) contains a list and brief description of: (i) all claims for workers compensation during the period commencing July 1, 1997 through a date no earlier than three days prior to the execution and delivery hereof; and (ii) all claims for products liability now pending against the Seller or which have been pending against the Seller or any Predecessor at any time during the past five years;

          (l) Schedule 2.01(l) contains a list of the names of all persons holding powers of attorney from the Seller or authorized to act as agents for the Seller;

          (m) Schedule 2.01(m) contains a list of all machinery and equipment owned by the Seller, including the net book value per item whether or not fully depreciated or expensed; and

          (n) Schedule 2.01(n) contains a list and brief description of all policies of fire, liability, title, products liability and other forms of insurance held by the Seller together with a list and brief description of all claims of the Seller which have been submitted to any insurer but which have not been finally disposed of.

     The Seller has furnished to the Purchaser true, correct and complete copies of all documents, instruments and agreements which are referred to or otherwise related to any item referred to in Schedules 2.01(a) through 2.01(n) and all amendments, modifications, supplements, renewals or consolidations with respect thereto, all of which are included in a separate Volume I, the cover of which has been executed by the parties hereto.

     2.02.     Corporate Organization; Authority.

          (a) The Seller is duly organized, validly existing and in good standing under the laws of the State of Indiana. The Seller has full corporate power and authority to carry on its business as such business is now being conducted and to own the properties and assets it now owns. The Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction set forth on Schedule 2.02 hereto (together with the state in which the Seller is organized, the "Disclosed Jurisdictions"), such listed jurisdictions constituting all those in which its ownership of property or the conduct of its business requires such qualification. Throughout the past five (5) years the name of Seller has been Benham Press Inc. and Seller has done business solely under that name or under the name Benham Press, Inc. and no other names, for the past five (5) years. The executive offices of Seller have been located at 1160 West 16th Street, Indianapolis, Indiana 46202 and at no other location for the past five (5) years.

          (b) Seller has full corporate power and authority to enter into this Agreement and the Documents and to consummate the transactions contemplated thereby. The Board of Directors and the Stockholder of Seller has taken all action required to authorize the execution and delivery of this Agreement and the Documents by Seller, the performance of the obligations of Seller hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby. No other corporate proceedings on the part of Seller are necessary to authorize the execution and delivery of this Agreement and the Documents by Seller or the performance by Seller of its obligations hereunder and thereunder. The Agreement and each Document will be a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

          (c) The corporate records of the Seller are complete, correct and current in all material respects, with all necessary signatures, and have been maintained in accordance with good business practices.

     2.03. Capitalization. Schedule 2.03 hereto lists the authorized, the issued and the outstanding capital stock (the "Stock") of Seller. All shares of the Stock are owned by the Stockholder and are validly issued, fully paid and non-assessable, with no personal liability attached to the ownership thereof.

     2.04. Subsidiaries. The Seller has no subsidiaries. The Seller owns no interest, directly or indirectly, and has no commitment to purchase any
interest,  direct  or  indirect,  in  any  other  corporation,   partnership  or
enterprise.

     2.05. No Violation. Except as set forth in Schedule 2.05 hereto, neither the execution and delivery of this Agreement or of any of the Documents, the performance by the Seller of its obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby or thereby will: (i) violate any provisions of the Articles of Incorporation or By-laws of the Seller; (ii) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of the Seller or require the payment of any prepayment or other penalty with respect thereto; (iii) require notice to or the consent of any party to any agreement or commitment, including, without limitation, any lease, or sublease or license, to which the Seller is a party, or by which it or its properties is bound or subject or permit any such party to renegotiate, receive a refund with respect to, modify or otherwise change any such agreement or commitment; (iv) result in the creation or imposition of any security interest, lien, or other encumbrance upon any property or assets of the Seller under any agreement or commitment to which it is a party, or by which it or its properties is bound or subject; or (v) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Seller or its properties is bound or subject.

     2.06. Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by the Seller in connection with the execution or delivery by the Seller of this Agreement or any of the Documents, the performance by the Seller of its obligations thereunder or the consummation by the Seller of the transactions contemplated thereby.

     2.07. Financial Statements of the Seller. Seller has delivered to Purchaser accurate and complete copies of its balance sheet as of September 30, 1996 and the related statements of income and retained earnings and changes in financial position for the periods ended September 30, 1995 and September 30, 1996, and the notes thereto, accompanied by a report thereon by Geo. S. Olive & Co., the Accountants (the "Audited Financial Statements"), as well as a balance sheet and related statements of income and retained earnings as of June 30, 1997 (the "Internal Financial Satements" and, together with the Audited Financal Statements, the "Financial Statements"). The Audited Financial Statements: (a) present fairly the financial position of the Seller at the dates thereof and the results of its operations and the changes in its financial positions for the periods then ended; and (b) have been prepared in conformity with generally accepted accounting principles consistently applied. The Internal Financial Statements present fairly the financial position of the Seller at the date thereof and the results of its operations. All inventory reflected in the Financial Statements is saleable in the ordinary course of business at usual and customary prices, subject to normal returns and markdowns consistent with the Seller's past practice and experience. The books of account and other financial records of the Seller are in good order and have been properly maintained in all material respects.

     2.08. No Undisclosed Liabilities; No Dealings with Officers. Except as disclosed in Schedule 2.08 hereto, as of June 30, 1997, the Seller had no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that were not reflected in the Financial Statements or in the notes thereto other than those incurred in the ordinary course of business which do not exceed, in the aggregate $2,000. Except as disclosed in Schedule 2.08 hereto, the Seller does not, directly or indirectly, have any contractual arrangement with or commitment, obligation or liability to or from any of its Stockholder, officers, directors or employees. Seller has no liabilities or obligations in respect of vacation benefits due or accrued other than as disclosed on Schedule 2.08. Without limiting the generality of the foregoing, except as disclosed in Schedule 2.08, no stockholder, officer, director or employee of the Seller was or is, directly or indirectly, a joint investor or coventurer, or owner, lessor, lessee, licensor or licensee of any real or personal property, tangible or intangible, owned or used by the Seller, and no such person is, directly or indirectly, a lender to or debtor of the Seller.

     2.09. Absence of Certain Changes. Except as set forth in Schedule 2.09 hereto, since June 30, 1997, the Seller has conducted its business only in the ordinary course in a manner consistent with past practices and has not:

     (a) suffered any material adverse change in its condition (financial or otherwise), results of operation, properties, business or prospects;

     (b) incurred or entered into any agreement to incur indebtedness for borrowed money, or guaranteed any liabilities or obligations of any other person;

     (c) created, permitted or allowed any mortgage, assignment, pledge, lien, security interest, encumbrance, restriction or charge of any kind with respect to its properties, business or assets;

     (d) made or granted any increase in the benefits of or compensation payable or to become payable to officers or employees (including any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or granted any severance or termination pay to any officer, director or employee of the Seller;

     (e) declared, paid or set aside for payment any dividend or liquidating or other distribution in respect of the Stock of the corporation, or, directly or indirectly, redeemed, purchased or otherwise acquired or agreed to acquire any shares of Stock or other securities of the Seller;

     (f) written down the value of any inventory or written off as uncollectible any notes or accounts receivable, or suffered any condemnation, damage, destruction or loss (by destruction, theft or otherwise) of or to any of the Seller's assets or properties of a nature that would interfere with the ordinary conduct of the Seller's business or that involves in excess of $2,000 in the aggregate (whether or not covered by insurance);

     (g) issued or sold any stock, bonds or other corporate securities;

     (h) acquired knowledge of any statute enacted or any official rule or regulation adopted by a legislative or administrative body in any jurisdiction which statute, rule or regulation specifically addresses, affects or relates to the Business, business prospects or operations of the Seller and which has had or would have a materially adverse effect thereon; or

     (i) sold, transferred, or otherwise disposed of any tangible asset of the Seller or sold, assigned, transferred or otherwise disposed of any of its Intangible Property; or

     (j) made any loan, advance or capital contribution to or investment in any person; or

     (k) made any change in any method of accounting or accounting practice employed by the Seller.

     2.10.     Title to Property; Leases; Encumbrances.

          (a) The Seller has good and marketable title in fee simple to all of the real property listed as Item (i) in Schedule 2.01(a) hereto, and the buildings and other improvements thereon, and all fixtures and other appurtenances thereto (collectively, the "Real Property"), free and clear of any encroachment, mortgage, pledge, lien, security interest, encumbrance, claim, charge, covenant, conditional limitation, or other restriction of any kind except for the following (collectively, "Permitted Encumbrances"): (i) real property taxes, if any, affecting the Real Property only, not yet due and payable; (ii) the matters and exceptions set forth in Schedule 2.10(a) hereto; and (iii) the state of facts shown on the surveys listed in Schedule 2.10(a) hereto, as of the date of such surveys so listed. None of the improvements erected on the Real Property encroach on adjoining property. None of the properties constituting the Real Property are located in a Flood Zone as defined by the Federal Insurance Administration. No proceeding is pending or, to the best knowledge of Sellers and the Corporation, threatened for the taking or condemnation of all or any portion of the Real Property. The Real Property is all of the real property owned by the Corporation. No person other than the Corporation has any oral or written right to lease, sublease or otherwise occupy any portion of the Real Property.

          (b) There are no leasehold estates under which the Seller is a lessee (or sublessee) of any real property or interest therein (the "Real Property Leases").
          (c) Except as set forth in Schedule 2.10(c) hereto, to the best knowledge of the Seller and the Stockholder, there are no unrecorded covenants, deed restrictions, easements, leases, subleases, concessions or rights of occupancy or mortgages, pledges, liens, security interests, encumbrances, claims, charges or other restrictions of any kind which encumber the Real Property.

          (d) Except as set forth in Schedule 2.10(d) hereto, to the best knowledge of Seller and the Stockholder, there are no easements, rights of way or licenses necessary for the operation of any of the parcels constituting the Real Property which are not in full force and effect.

          (e) Except as set forth in Schedule 2.10(e) hereto, (i) the Real Property and any other properties and assets owned, leased or used by the Seller in the operation of the Real Property are adequate and sufficient for the current operations of the Seller, and such properties now being used by the Seller in its business and operations, whether leased or owned, are in good working order, repair and operating condition, are without any structural defects other than minimal structural defects which do not affect the value or use of such properties, without any unrepaired casualty or other damage, and have been maintained in accordance with generally accepted industry practices,
(ii) the Seller currently occupies and conducts its business in the parcels constituting the Real Property, and (iii) the parcels constituting the Real Property is occupied under and in compliance with all permits and licenses required for the legal occupancy and use of such premises and such permits and licenses are in full force and effect.

          (f) Except as set forth in Schedule 2.10(f) hereto, the Seller has good and marketable title to all tangible personal properties shown as owned by the Seller on its books and records, including, without limitation, all the properties and assets reflected on the Financial Statements and all properties and assets purchased by the Seller and delivered to it since June 30, 1997 (except for properties and assets sold or disposed of since June 30, 1997 in the ordinary course of business) free and clear of any mortgages, pledges, liens, claims, security interests or encumbrances of any kind (including, without limitation, any claim that the acquisition of such property by the Seller constitutes a fraudulent conveyance). Schedule 2.10(f) contains a list of all tangible personal property leased by Seller. The personal properties and assets owned or leased by the Seller are adequate and sufficient for the current operations of the Seller, and such properties now being used by the Seller in its business and operations, whether leased or owned, are in good working order and have been maintained in accordance with generally accepted industry practices.

          (g) The Seller has acquired the present property listed on Exhibit C hereto (the "Significant Equipment") directly from the manufacture thereof or from a dealer of goods of that kind, in a transaction in the ordinary course of business. Exhibit C includes a list of each bill of sale, warranty agreement or other similar transfer and related agreements associated with the acquisition of the Significant Equipment by Seller.

          (h) Seller has the right of ingress and egress, through a public road or street, to and from each of the parcels comprising the Real Property. No utility easement or right of way which services any portion of the Real Property may be terminated by the owner or mortgagee of any property through which any such easement or right of way runs.

     2.11.  Patents,  Trademarks,  Trade Names.  Except as set forth in Schedule
2.11 hereto: (i) the Seller is the sole owner of or has the full and exclusive right to use, for the life of the proprietary right, all patents, trademarks, service marks, trade names (whether registered or unregistered), copyrights and confidential information and has the non-exclusive right to use any non-confidential information (including, without limitation, know-how, processes and technology) used in or necessary for the conduct of the business as heretofore conducted (the "Intangible Property"); and (ii) the use of such Intangible Property by the Seller does not infringe on the rights of any other person and neither the Stockholder nor the Seller has received any notice of any conflict with the asserted rights of others with respect to such Intangible Property.

     2.12.     Litigation; Compliance with Laws.

          (a) Except as set forth in Schedule 2.12 hereto, there is no action, suit, proceeding or investigation pending or, to the best knowledge of either the Stockholder or the Seller, threatened against or involving the Seller or its assets (whether or not covered by insurance) and neither the Stockholder nor the Seller know of any basis for the commencement of any action, proceeding or investigation against the Seller. There is no outstanding judgment, order, writ, injunction or decree against the Seller or relating to its assets.

          (b) The Seller has complied and is in compliance with all laws, rules, regulations, ordinances, orders, judgments and decrees, the non-compliance with which, individually or in the aggregate, could result in liability to the Seller of $2,000 or more (including without limitation applicable insurance requirements, requirements of any Board of Fire Underwriters or similar body, building, zoning, occupational safety and health, pension, fair employment, equal opportunity or similar laws, rules, regulations and ordinances) applicable to its business, properties, plants, structures or equipment, or to the construction, maintenance, operation or use thereof, and no condition exists which, with or without the giving of notice or the passage of time, or both, will result in a violation of or liability under or with respect to any such laws, rules, regulations, ordinances, orders, judgments or decrees currently in effect or in effect at any time prior to the date hereof.

     Seller has complied and is in compliance with, and to the best knowledge of the Seller and the Stockholders, the predecessors of Seller have complied with and have not violated, all Environmental Requirements (including, without limitation, the common law) applicable to its business, properties, plants, structures or equipment, or to the construction, maintenance, operation or use thereof, and no condition exists which, with or without the giving of notice or the passage of time, or both, will result in a violation of or liability under or with respect to any such Environmental Requirements currently in effect or in effect at any time prior to the date hereof.

     No notice, warning or information request has been received by the Stockholder or the Seller with respect to any alleged violation or violation by the Seller of any such legal requirements.

          (c) None of the Real Property nor to the best knowledge of the Seller and the Stockholder any real property previously owned or leased by Seller or any of its predecessors have been used at any time: (i) as a site for the storage or disposal of waste (including, without limitation, as that term is used in the Resource Conservation Recovery Act (the "Conservation Act") (42
U.S.C. 901 et seq); (ii) so as to cause a violation of or to give rise to a removal or restoration obligation or liability for the costs of removal or restoration by others, or liability for damages to others, under any statute, ordinance, order, decree, or under the common law of any state, federal, municipal or other governmental entity, body or agency having jurisdiction over any of the Real Property or any such previously owned or leased property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA") (42 U.S.C. 9601 et seq.), or any similar Environmental Requirement, nor has any such violation, obligation or liability been created by the removal by or at the request of the Seller or, to the best knowledge of the Seller and the Stockholder, any of its predecessors of any waste from the Real Property or such leased or previously owned or leased properties, the disposition of such removed waste or by reason of the discontinuance of operations of any business conducted at the Real Property or the previously owned or leased properties or (iii) to the best knowledge of the Seller and the Stockholder, for storage of Hazardous Materials in USTs, except as identified in the Phase I Report and the Closure Report. Seller and the Stockholder have delivered to Purchaser true, complete and correct copies or results of any reports, studies or tests in the possession of or initiated by Sellers or the Stockholder pertaining to the existence of Hazardous Materials and other environmental concerns at any part of the Real Property or any properties previously owned or leased by Seller or any of its predecessors or concerning compliance with or liability under laws relating to toxic waste and other environmental matters in the operation of the business and properties of the Seller or any of its predecessors.

     2.13. Taxes. All federal, state, local or other returns, reports, statements and other documents with respect to federal, state, local and foreign income taxes, estimated taxes, excise taxes, sales taxes, use taxes, fuel taxes, gross receipts taxes, franchise taxes, withholding, employment and payroll related taxes, property taxes, import duties and other taxes, whether or not measured in whole or in part by net-income (hereinafter, "Taxes" or, individually, a "Tax") required to be filed by the Seller or (to the extent they concern the Seller) the Stockholder (collectively, the "Returns") have been duly and timely filed and complied with and are complete and correct as filed. The

Seller and (to the extent they concern the Seller) the Stockholder have duly paid in full all Taxes shown as due on the Returns and, if not shown as due, have made adequate provision for all such Taxes and all such Taxes and reserves are reflected in the notes to the Financial Statements. Neither the Stockholder nor the Seller has received notice of any claim or claims for additional Taxes claimed to be due from it by federal (in a notice of deficiency as authorized by Section 6212 of the IRC, or a "30-day letter" as that term is generally used by the Internal Revenue Service (the "IRS")), state, local or foreign taxing authorities in connection with any Returns. Neither the Stockholder nor the Seller has received any notice or notification that any income tax or other tax or similar returns for the Seller are now under examination by the IRS or any other governmental authority. The Seller and the Stockholder have paid all Taxes required to be paid without the filing of Returns. There are no encumbrances for any Taxes, assessments or government charges and levies upon any property or assets of the Seller. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Return for any period. Neither the Seller nor the Stockholder has filed a statement or agreement under
Section 341(f) of the IRC consenting to have the provisions of Section 341(f)(2) of the IRC apply to any disposition of any of its assets or property.

     Seller has paid or will pay all federal, state and local sales taxes payable through Closing Date upon its properties and business and has prepared or will and timely filed or will prepare and timely file all tax and other returns and reports which are required to be filed in respect of such sales taxes.

     2.14.     Benefit Plans.

          (a) Schedule 2.14(a) hereto lists all plans, contracts, commitments, programs and policies (including, but not limited to, any stock option, stock purchase, stock appreciation right, bonus, commission, deferred compensation, excess benefits, profit sharing, pension, thrift, savings, stock bonus, employee stock ownership, salary continuation, severance, retirement, supplemental retirement, short or long-term disability, hospitalization, major medical, life and accident insurance, vacation and sick leave policies, union contract, non-competition agreement, or other employee benefit plans, contracts, commitments, programs and policies) maintained by the Seller (or formerly maintained by the Seller at any time) providing benefits to any employee, or former employee or agent of the Seller, whether or not any of the foregoing is funded (i) with respect to which the Seller has an obligation or (ii) with respect to which the Seller has made any payments or contributions or may otherwise have any liability, (collectively, the "Plans" and individually, a "Plan"). Except as set forth on such Schedule 2.14(a), the Seller has no commitment to participate in or create any additional Plan.

          (b) Except as set forth on Schedule 2.14(b), all obligations of any kind of the Seller, whether arising by operation of law, by contract, or by past custom or practice, for (i) payments by the Seller to any trust or other fund or to any governmental or administrative authority, with respect to pension benefits, unemployment compensation benefits, social security, or other benefits, or (ii) salaries, vacation, holiday and sick pay, bonuses, and other forms of compensation for employees or former employees of the Seller have been paid, fully funded or adequate accruals therefor or appropriate footnote references have been made in the Financial Statements.

          (c) Seller has provided Purchaser with (i) a copy of each Plan (or, in the case of any unwritten Plan, descriptions thereof), (ii) the most recent annual report of Form 5500 file with the IRS with respect to each Plan, (iii) the most recent summary plan description (or similar Plan document) for each Plan for which a summary plan description is required by applicable law or was otherwise provide to Plan participants or beneficiaries, (iv) a copy of the most recent determination letter with respect to the qualified tax status of any Plan, (v) each trust agreement or annuity contract relating to any Plan, and each of the foregoing is true, complete and correct. Except as set forth in
Schedule 2.14(c), Seller has made all requisite filings with all governmental or administrative agencies regarding the Plans.

          (d) Except as set forth in Schedule 2.14(d), there are no severance payments which are or could become payable by the Seller to any director, officer, or any other past or present employee or agent of the Seller under the terms of any oral or written agreement or commitment or any custom, trade, practice, or otherwise and there are no loans outstanding to any participant of any Plan under any such Plans.

     2.15. Labor Matters. Within the last 3 years, the Seller has not experienced any labor disputes or any work stoppages due to labor disagreements and there is no such dispute or work stoppage threatened against the Seller. Except as set forth in Schedule 2.15 hereto, no employee of the Seller is represented by any union or collective bargaining agent and, to the best knowledge of Stockholder and Seller, there has been no union organizational effort in respect of any employees of the Seller within the past three (3) years.

     2.16. Purchase and Sale Commitments. The outstanding purchase and sale commitments of the Seller are in conformity with the normal, ordinary and usual requirements of the business of the Seller, and the contract prices to which the Seller has agreed in any outstanding purchase or sale commitment are not excessively high or low, respectively, when compared to current market prices for the relevant materials, products or services.

     2.17. Insurance. The insurance coverage of the Seller is adequate for the assets, business and operations of the Seller. The Seller is not in default with respect to any provisions or requirements of any policy of issuance nor has it failed to give any notice or present any claim thereunder in due and timely fashion. Neither the Stockholder nor the Seller has received any notice and neither has any knowledge of any claims by the Seller against any policies of fire, liability, workmen's compensation or other insurance owned or held by the Seller, as to which any insurer is denying liability or defending under any reservation of rights clause. The Stockholder and the Seller have not received any notice of cancellation or termination in respect of any of the insurance policies listed on Schedule 2.01(n) hereto.

     2.18. Validity. Except as set forth in Schedule 2.18 hereto, all of the contracts, agreements, indentures, instruments, plans, leases, policies and licenses (collectively, "Contracts") to which the Seller is a party, or by which it or any of its property or assets may be bound or affected, are legal, valid and binding obligations of the Seller, enforceable in accordance with their terms, are in full force and effect, and: (i) there is no default on the part of the Seller thereunder or, to the best knowledge of the Seller and the Stockholder, of any other party thereto; and (ii) there is no claimed or purported or alleged breach or material default in any obligation to be performed on the part of the Seller thereunder or of any other party thereto which, individually or in aggregate, could result in liability to the Seller of $2000 or more.

     2.19. Finders and Investment Bankers. Except as set forth in Schedule 2.19 hereto, neither the Seller nor the Stockholder have employed any broker, finder, investment banker or financial advisor as to whom the Seller may have an obligation to pay moneys, or incurred any liability for any brokerage fees or commissions or for any finders', investment banking or financial advisory fees for which the Seller may be responsible in connection with the transactions contemplated hereby.

     2.20 Licenses, Permits and Authorizations. To the best of its knowledge, the Seller has obtained all material approvals, authorizations, consents, certificates of occupancy (or local equivalents), licenses, franchises, orders and other permits of all governmental or regulatory agencies, whether federal, state, local or foreign (collectively, the "Approvals") necessary to the operation of its Business as presently conducted including, without limitation, the construction, alteration, operation, use or occupancy of the Real Property or any part thereof, or any improvements thereon. Schedule 2.20 contains a list of all Approvals. Such Approvals are in full force and effect and in good standing. Seller is not in default under any Approval and there exists no basis for the termination, suspension or revocation of any such Approvals.

     2.21. FIRPTA. . Seller is a "United States person" for purposes of Section 1445 of the IRC.

     2.22. Entire Business. No portion of the business of the Seller is conducted by the Stockholder or any affiliate of the Stockholder, and all of the assets necessary for the conduct of the business of the Seller as presently conducted are owned, leased or operated by the Seller.

     2.23. Disclosure. No representation or warranty of the Seller or the Stockholder contained in this Agreement or in any of the Documents or in any statement or certificate furnished or to be furnished to Purchaser pursuant hereto or thereto in connection with the transactions contemplated hereby or thereby contains or will contain any known untrue statement of a material fact or omits or will omit to state a known material fact necessary to make the statements made herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE 3.
                   Representations and Warranties of Purchaser
                   -------------------------------------------
     Purchaser hereby represents and warrants to the Stockholder as follows:

     3.01. Organization; Etc. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     3.02. Authorization; Etc. Purchaser has full corporate power and authority to enter into this Agreement and the Documents and to carry out the transactions contemplated hereby and thereby. The Board of Directors of Purchaser has taken all action required to authorize the execution and delivery of this Agreement and the other Documents by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby. No other corporate proceedings on the part of Purchaser are necessary to authorize the execution and delivery by Purchaser of this Agreement or the Documents or the performance by Purchaser of its obligations hereunder or thereunder. This Agreement and the Documents are valid and binding agreements of Purchaser, enforceable against it in accordance with their terms.

     3.03. No Violation. Neither the execution and delivery of this Agreement or the other Documents nor the consummation of the transactions contemplated hereby or thereby will violate any provisions of the Certificate of Incorporation or By-laws of Purchaser, or violate, or be in conflict with, or allow the termination, or constitute a default under, or cause the acceleration of the maturity of, any debt or obligation pursuant to any agreement or commitment to which Purchaser is a party or by which it is bound, or violate any statute, any law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Purchaser is subject.

     3.04. Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Purchaser in connection with the execution, delivery and performance of this Agreement or the Documents or the consummation by Purchaser of the transactions contemplated hereby and thereby. Purchaser has obtained or is in the process of obtaining all material approvals, authorizations, licenses and permits necessary to the operation of the Business.

     3.05. Certain Fees. Purchaser has not employed any broker, finder, investment banker or financial advisor or incurred any liability for any brokerage fees or commissions or for any finders', investment banking or financial advisory fees in connection with the transactions contemplated hereby.

                                   ARTICLE 4.
                      Conduct of Business Pending Closing.
                      -----------------------------------
     From and after the date hereof until the Closing, and except as otherwise specifically contemplated by this Agreement and the Documents and the Schedules and Exhibits hereto or thereto, or consented to or approved by Purchaser in writing, Seller shall conform to the following:

     4.01 Regular Conduct of Business. Except as set forth in Schedule 4.01 hereto, Seller shall carry on its Business in the same manner as heretofore conducted, and shall not engage in any transaction or activity or make any payments except in the ordinary course of business, and shall not enter into any agreement or make any commitment with any partner, officer, or employee of Seller, or any person affiliated with any of the foregoing to the extent that such agreement or commitment affects or could affect the Business or the Acquired Assets.

     4.02 Amendments. No change or amendment which shall affect the performance of Seller's obligations hereunder or consummation of the transactions contemplated hereby shall be made in the Articles of Incorporation or other governing instruments of Seller.

     4.03 Distributions; Redemptions. Seller shall not declare, pay or set aside for payment any dividend or other distribution in respect of any outstanding Stock or other equity interest or directly or indirectly redeem, purchase or otherwise acquire any outstanding Stock or equity interest.

     4.04 Organization. Seller shall use its best efforts to preserve its properties, assets (reasonable wear and tear excepted), and legal and business relationships with its employees, suppliers, customers and others having business relations with Seller.

     4.05 Contracts. Except for contracts entered into in the ordinary course of business, relating to or which affects the Business or the Acquired Assets, no contracts or commitments involving, individually, in excess of $2,000 (or $20,000 in the aggregate), or having a term of more than one (1) year, shall be entered into by or on behalf of Seller.

     4.06 Consultation with Purchaser. To the fullest extent practicable and in accordance with applicable law, Seller shall, upon of Purchaser from time to time, cause its executive officers to consult with and consider the views of Purchaser in operating the Business through the Closing Date; provided, that the foregoing shall not be deemed to give Purchaser the right to manage or control Seller prior to the Closing.

     4.07 Maintain Properties. Seller will maintain the Acquired Assets, whether owned or leased, in good repair, order and condition, reasonable wear and tear excepted and shall not sell, lease, mortgage, pledge or otherwise dispose of or agree to sell, lease, mortgage, pledge or otherwise dispose of any of the Acquired Assets.

     4.08 Compensation. Seller will not grant any increase in compensation to any partner, officer, employee or agent, other than base salary increases at such times and in amounts as are in accordance with past practice, or enter into or amend any Plan or any employment or consulting agreement.

     4.09 Liens. Seller will not create, incur or assume any indebtedness (including, without limitation, under existing lines of credit and revolving loans) other than in the ordinary course of business and in an amount not to exceed $2,000 in the aggregate, or guarantee or otherwise become liable with respect to any indebtedness for borrowed money if such indebtedness or guarantee may result in the Acquired Assets being or becoming subject to a lien, pledge, security interest or other encumbrance. Seller will not make any capital expenditures in excess of $3,000 in the aggregate and will not make any loan, advance, capital contribution to or investment in, any other person to the extent such action may encumber the Acquired Assets.

     4.10 Taxes. Except for Taxes contested in good faith, Seller will pay all Taxes upon its properties and business as they become due and prepare and timely file all tax and other returns and reports which are required to be filed in respect of Taxes.

     4.11 Insurance. Seller will maintain insurance upon the Business and the Acquired Assets and insurance in respect of the kinds of risks currently insured against, in accordance with its current practice.

     4.12 No Mergers. Seller will not and shall not agree to merge or consolidate with any other partnership or corporation, or acquire any stock or other interest, business, or substantially all or any substantial portion of the property or assets of, any other person, firm, association, corporation or other business organization.

     4.13 No Solicitation. Neither Seller, nor any of its partners, officers, directors, employees, representatives, agents or affiliates, shall, directly or indirectly, knowingly encourage, solicit or initiate in any way any discussions or negotiations with, nor knowingly provide any information to any corporation, partnership, person or other entity or group (other than Purchaser), concerning any merger, acquisition, tender offer, combination, consolidation, liquidation, recapitalization, reorganization, purchase or sale of substantial or material assets, purchase or sale of interests or similar transactions involving the Business. Nothing contained in this Section 4.13 shall prohibit Seller from taking such action which, with the advice of counsel, may be required under applicable  law  or  under  its  fiduciary  duties.  The  Seller  will  promptly communicate to Purchaser the terms of any proposal or inquiry which it may receive in respect of any such transaction, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with Seller. Seller agrees not to release any third party from any confidentiality or standstill agreement to which Seller is a party, or amend or modify the terms of any such confidentiality or standstill agreement.

     4.14 No Breach. Seller shall not do any act or omit to do any act which, with or without the giving of notice or the passage of time, or both, would result in a material breach of or default under the contract, commitment or obligation of Seller, which breach or default has or may result in an adverse affect on the Business or the Acquired Assets.

     4.15 Due Compliance. Seller will duly comply in all material respects with all laws applicable to it and to the conduct of the Business.

     4.16 Accounting Practice. Seller shall not change any method of accounting practice currently employed by it, except as required by changes in generally accepted accounting principles.

                                   ARTICLE 5.
                              Additional Agreements
                              ---------------------
     5.01. Transfer Tax. Stockholder has and has caused the Seller to comply with the requirements of any state, city or local law, statute, ordinance, regulation or otherwise in any state, city or locality in which any of the Real Property and the property demised under the Real Property Leases is located, which law, statute, ordinance or regulation imposes a sales tax, transfer, recording or gains tax and/or filing requirement in connection with the transfer of the Acquired Assets ("Transfer Taxes"). Seller shall pay all sums due under the Transfer Taxes in the manner required by law.

     5.02. Employment Agreement. Purchaser shall enter into a Employment Agreement with Jeffrey Bowe in the form of Exhibit E hereto.

     5.03. Payment of Certain Retained Liabilities. The Seller shall pay or discharge, before the same shall become delinquent, the Retained Liabilities.

     5.04. Payment of Indebtedness to Bank One. Prior to or Simultaneously with the Closing, Seller shall discharge its liabilities and obligations to Bank One, Indianapolis, Indiana ("Bank One") including, without limitation, all obligations arising under the promissory notes and other loan documents (the" Loan Documents") using monies provided by Purchaser pursuant to the terms of
Section 1.02 (a) hereof; and shall provide Purchaser with written evidence satisfactory to it that Seller has taken all actions necessary to discharge such indebtedness in full satisfaction of Seller's obligations to Bank One. Such written evidence shall include a signed statement by Bank One addressed to Seller and Purchaser stating that all obligations of the Seller to Bank One, including, without limitation, those obligations under the Loan Documents have been satisfied and are fully discharged. In addition, Seller shall obtain from Bank One a satisfaction of mortgage and Forms UCC-3 terminating all existing UCC filings with respect to the Acquired Assets of Seller, as well as undertaking to take any other action Purchaser may reasonably request to terminate such existing UCC filings, which undertaking shall be relied on by Purchaser.

     5.05. Continuing Employees; Severance. On the Closing Date, Seller shall terminate all employees of Seller and the Purchaser shall offer employment to commence immediately on the Closing Date to all employees of the Seller who are employed immediately prior to the Closing Date (other than the Employees listed on Schedule 5.05 ("Continuing Employees")), in the same position held by them prior to the Closing and on terms and conditions that are, to the extent consistent with the Purchaser's existing employment terms, conditions and policies, comparable to those enjoyed by such employees prior to the Closing; provided, that the foregoing shall not limit any specific requirement herein as to coverage for Continuing Employees under specific plans or programs of the Purchaser.

     5.06. Vacation. As of the Closing Date, the Purchaser agrees to make available to Continuing Employees any vacation days that have accrued but remain unused by such Continuing Employees under the Seller's vacation pay policy, the value of which has not been paid by the Seller to such employees as of such date, and to take account of the credited service of Continuing Employees with the Seller through the Closing Date for purposes of calculating entitlement to vacation time after the Closing Date.

     5.07. Health and Welfare Benefits. As of the Closing Date, the Purchaser shall commence coverage of Continuing Employees under any life insurance and disability plans, programs and arrangements that it then provides to its other employees. As of the day following the Closing, the Seller shall commence coverage of Continuing Employees under any medical, hospitalization and dental programs or arrangements that it then provides to its other employees; provided, that the Purchaser shall waive any preexisting conditions exclusion or limitation otherwise applicable under its medical, hospitalization and dental plans. The Seller shall assume all liability for claims incurred prior to the Closing Date under its employee benefit plans and programs, including its medical, hospitalization and dental plans. The Purchaser shall assume all liability for claims incurred on or after the Closing Date under its employee benefit plans and programs, including its medical, hospitalization and dental plans. For purposes of this Section 5.08, a claim shall be considered incurred at the time goods or services are rendered in connection with a benefit covered under the particular plan.

     5.08. COBRA Rights. Effective the Closing Date, the Purchaser shall assume all liability for providing continuation coverage under ERISA Section 602 and Internal Revenue Code Section 4980B and any related state law with respect to
(i) all Continuing Employees who accept the Purchaser's offer of employment and who are employed by the Purchaser on the Closing Date, (ii) any past employees of Seller who are receiving such coverage, as listed on Schedule 5.08 hereto and
(iii) any past employees of Seller who are eligible to receive such coverage on the Closing Date, as listed on Schedule 5.08 hereof, including all notice requirements and administrative obligations under ERISA, the Internal Revenue Code and state law, irrespective of whether such laws would impose any obligations on the Seller.

     5.09. Payment of Assumed Liabilities. Purchaser will pay or discharge, before the same shall become delinquent, the Assumed Liabilities; provided, however, Purchaser shall not be required to pay or discharge any Assumed Liability whose amount, applicability or validity is being contested in good faith by appropriate proceedings and, if required by generally accepted accounting principles, for which adequate provision has been made.

     5.10 Advice of Change. Seller and the Stockholder will promptly advise Purchaser in writing, upon obtaining knowledge, of: (i) any event which occurred on or prior to the date of execution of this Agreement that is not disclosed herein and any event which occurs after the date of this Agreement, in each case that would, under this Agreement or any Exhibit of Schedule delivered pursuant hereto, have been required to be disclosed on the date of execution of this Agreement by Seller of the Stockholder; and (ii) any change in the business, operations, prospects, properties, assets or condition, financial or otherwise, of the Seller.

     5.11. Reasonable Access. From the date hereof through the Closing, Seller shall afford to Purchaser and to its authorized representatives, during normal business hours, full access to the plants, properties, personnel, books and records of the Seller in order that Purchaser may have a full opportunity to make such investigation as it shall reasonably desire to make of the affairs of the Seller and to obtain copies of relevant documents in connection therewith.

     5.12. Financing. Seller shall cooperate with Purchaser in taking such actions as may be reasonably requested by Purchaser in taking such actions as may be reasonably requested by Purchaser in order to permit Purchaser to obtain any necessary financing for the transactions contemplated hereby.

     5.13. Failure to Close. In the event that the transactions contemplated herein do not close on or before October 15, 1997, then either party may terminate this transaction by notice to the other party and each party shall retain its rights hereunder with respect to any breach by the other party of any representation, warranty, covenant or agreement in addition to any other rights or remedies that any party hereto may have against any other party hereto in connection therewith.

     5.14. Satisfaction of Closing Conditions. Seller, the Stockholder and Purchaser shall use their reasonable business efforts, and the Stockholder shall cause the Seller to use its reasonable business efforts, to cause all of the conditions to the obligations of Seller and Purchaser set forth in Article 6 and
Article 7 hereof to be satisfied.

     5.15. Additional Instruments. Seller, the Stockholder and Purchaser, as the case may be, at the request of the other, at or after the Closing, will execute and deliver, or cause to be executed and delivered, to the other such documents and instruments, in addition to those specifically required by the provisions of this Agreement, in form and substance reasonably satisfactory to the other, as may reasonably be necessary or desirable to carry out or implement any provision of this Agreement.

                                   ARTICLE 6.
                              Deliveries at Closing
                              ---------------------
     6.01 Deliveries to Purchaser. At the Closing, Seller and the Stockholder shall deliver to Purchaser the following:

          (a) Purchaser shall receive the Bill of Sale and Assignment, in the form of Exhibit E hereto.

          (b) Purchaser shall receive an opinion of Bingham, Summers, Welsh & Spillman, counsel to Seller and the Stockholder inform and substance reasonably acceptable to counsel to Purchaser.

          (c) Purchaser and any persons designated by Purchaser that are providing Purchaser with financing, shall receive, certificates of the secretary and other appropriate officers of the Seller, which secretary or officer's certificate shall include certification of by-laws, Articles of Incorporation, corporate resolutions and incumbency.

          (d) Purchaser shall receive originals of all certificates of occupancy (or local equivalents) in Seller's possession or control, permits and licenses with respect to the Real Property, all guaranties or warranties with respect to any fixtures, machinery or equipment located in such premises, and Seller shall have transferred to Purchaser all transferable permits, licenses, guaranties and warranties.

          (e) Purchaser shall receive an Assignment and Assumption of Leases in respect of equipment leases listed on Schedule 2.10(f) hereof.

          (f) Purchaser  shall receive  evidence  satisfactory to it that Seller
has  discharged,   at  or  simultaneously  with  the  Closing,  its  outstanding indebtedness to Bank One.

          (g) Purchaser, and any person providing Purchaser with financing, shall receive Forms UCC-3 of Bank One terminating all existing UCC filings with respect to the Acquired Assets of Seller.

          (h) Purchaser shall receive evidence satisfactory to it that the Seller and the Stockholder shall have taken all action necessary and appropriate to cause, simultaneously herewith, the amendment of the Seller's Articles of Incorporation to change its name to BP Benefits, Inc. and to cease doing business under the names Benham Press, Inc., BPI and any variation and permutations thereof and a consent to Purchaser's use of the names "Benham Press" or "BPI" and any variations and permutations thereof.

          (i) Purchaser shall receive Volume I, as described in Section 2.01 hereof.

     6.02. Deliveries to Seller. At the Closing, Purchaser shall deliver to Seller or Stockholder the following:

          (a)  Seller shall receive the Purchase Price.

          (b) Seller shall receive the of Assumption of Liabilities Agreement, in the form of Exhibit B hereto.

          (c) Seller shall receive the Options.

          (d)  Seller  shall  receive  an  opinion  of Blau,  Kramer,  Wactlar &
Lieberman,   P.C.,  counsel  to  Purchaser  in  form  and  substance  reasonably acceptable to counsel to Seller.

          (d) Seller shall receive certificates of the secretary or other appropriate officers of Purchaser, which secretary or officers certificate shall include appropriate certification of by-laws, Articles of Incorporation, corporate resolutions and incumbency.

          (e) Jeffrey Bowe shall receive the Employment Agreement, in the form of Exhibit D hereto.

                                   ARTICLE 7.
                              Conditions Precedent.
                              --------------------
     7.01.     Conditions to Obligations of the Purchaser.

     The obligation of the Purchaser to pay the Purchase Price to Seller and to satisfy its other obligations hereunder shall be subject to the fulfillment (or waiver by the Purchaser) at or prior to the Closing, of the following additional conditions, which Seller agrees to use its best efforts to cause to be fulfilled:

          (a) Representations, Performance. If the Closing Date is not the date hereof, the representations and warranties contained in Article 2 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; Seller shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and Seller shall have delivered to Purchaser a certificate dated the Closing Date, and signed by its Chairman or President and by its chief financial officer, to the effect set forth above in this section 7.01.(a).

          (b) Consents. Any required consent to the sale or transfer of the Acquired Assets under any agreement or contract shall have been obtained.

          (c) Litigation. No suit, action, arbitration or other proceeding or investigation shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain material damages or other material relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which is likely to affect materially the value of the Acquired Assets.

          (d) Payments of Transfer and Recording Taxes. Seller shall have paid all Transfer Taxes in connection with the sale of the Acquired Assets from Seller to the Purchaser.

          (e) U.C.C. and Lien Search. The Purchaser shall have received (at its expense) copies of a report of a Uniform Commercial Code search and tax and judgment lien search in the jurisdictions listed on Schedule 2.02, searching the relevant names of or used by Seller reasonably satisfactory in form and substance to the Purchaser.

          (f) Proceedings and Documentation. All corporate and other proceedings of Seller in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in form and substance to the Purchaser and the Purchaser's counsel, and the Purchaser and the Purchaser's counsel shall have received all such receipts, documents and instruments, or copies thereof, certified if requested, to which Purchaser is entitled and as may be reasonably requested.

          (g) Property Loss. No portion of the Acquired Assets shall, after the date hereof and before the Closing Date, have been destroyed or damaged or taken by condemnation under circumstances where the loss thereof will not be substantially reimbursed to the Purchaser through the proceeds of applicable insurance or condemnation award.

          (h) Bulk Sales Notice. The Seller shall deliver to Purchaser a list of creditors, certified as true, complete and correct, as required by Indiana bulk sales law and Purchaser shall deliver to such creditors any notice required to be delivered by such law and any other similar laws to each of such creditors and any other persons entitled to receive such notice.

          (i) Consents and Approvals. All material licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental or regulatory bodies which are (i) necessary to enable the Purchaser to fully utilize the Acquired Assets as contemplated from and after the Closing shall have been obtained and be in full force and effect, including licenses, permits consents, approvals, authorizations, qualifications and orders of governmental or regulatory bodies held in the name or on behalf of Seller but under which the Purchaser may legally continue to conduct such business or (ii) necessary for the consummation of the transactions contemplated hereby, shall have been obtained. Consents by the other parties to each contract constituting part of the Acquired Assets to the assignment to and assumption thereof by the Purchaser shall have been obtained.

     7.02.     Conditions to Obligations of Seller.

     The obligation of Seller to deliver the bills of sale, assignments, endorsements and other instruments of transfer relating to the Acquired Assets and to satisfy Seller's other obligations hereunder shall be subject to the fulfillment, on or prior to the Closing Date (or waiver by Seller), of the following conditions, which Purchaser agrees to use its best efforts to cause to be fulfilled.

          (a) Representations, Performance, etc. If the Closing Date is not the date hereof, the representations and warranties of the Purchaser contained in
Article 3 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of such time; the Purchaser shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and the Purchaser shall have delivered to Seller a certificate dated the Closing Date, and signed by its President or any Vice President and by its chief financial officer to the effect set forth above in this Section 7.02.(a)

          (b) Proceedings and Documentation. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be satisfactory in form and substance to Seller and Company's counsel, and Seller and Company's counsel shall have received all such receipts, documents and instruments, or copies thereof, certified if requested, to which Seller is entitled and as may be reasonably requested.
                                   ARTICLE 8.
                                  Termination.
                                  -----------
    (a)  This Agreement may be terminated at any time prior to the Closing Date:

     (i) by mutual consent of the parties hereto.

     (ii) by the Purchaser by notice to Seller (A) if any of the conditions set forth in Section 7.01 hereof shall not, or it becomes apparent that any of such conditions will not, have been fulfilled by November 15, 1997, (B) if Purchaser shall not be satisfied, in its sole discretion, with the results of its investigation of the Business of Seller, (C) if any material default under or material breach of any agreement or condition of this Agreement, or any material misrepresentation or material breach of any warranty contained herein, on the part of Seller shall have occurred and shall not have been cured; or (D) if Purchaser shall not be reasonably satisfied with the results of the environmental tests to be performed by Heritage Environmental Services, Inc. described in their proposal attached as Exhibit F hereto.

     (iii) by Seller by notice to the Purchaser, (A) if any of the conditions set forth in Section 7.02 hereof shall not, or it becomes apparent that any of such conditions will not, have been fulfilled by November 15, 1997, or (B) if any material default under or material breach of any agreement or condition of this Agreement, or any material misrepresentation or material breach of any warranty contained herein, on the part of the Purchaser shall have occurred and shall not have been cured.

     (b) In the event of the termination of this Agreement pursuant to the provisions of Section 8(a) hereof, this Agreement shall become void and have no effect, without any liability on the part of any party hereto or its directors, officers or Stockholder in respect of this Agreement, except that nothing herein shall limit the right of either party to seek damages from the other for willful breach of this Agreement.

                                   ARTICLE 9.
              Representations and Warranties Concerning Stockholder
              -----------------------------------------------------
     The Stockholder hereby represents to the Purchaser as follows:

     9.01. Authority. The Stockholder has the full right, capacity, power and authority to enter into this Agreement and the Documents and to consummate the transactions contemplated hereby and thereby. This Agreement and the Documents have been duly executed and delivered by the Stockholder and constitute valid and binding obligations enforceable against the Stockholder in accordance with their terms.

     9.02. Prohibitions. Except as set forth in Schedule 9.02 hereto, neither the execution and delivery of this Agreement or any of the Documents, the performance by the Stockholder of his obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby or thereby will: (i) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt or obligation of the Stockholder or require the payment of any pre-payment or other penalty with respect thereto; (ii) require notice to or the consent of any party to any agreement or commitment, including, without limitation, any lease or license or any agreement including a right of first refusal or similar right, to which the Stockholder is a party, or by which he or his properties is bound or subject; (iii) result in the creation or imposition of any security interest, lien, or other encumbrance upon any property or assets of the Stockholder under any agreement or commitment to which he is a party, or by which he or his properties is bound or subject; or (iv) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Stockholder or his properties is bound or subject.
     9.03. Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by the Stockholder in connection with the execution and delivery by the Stockholder of this Agreement or the Documents, the performance by the Stockholder of his obligations hereunder or thereunder or the consummation by the Stockholder of the transactions contemplated hereby or thereby.

                                   ARTICLE 10.
                                 Indemnification
                                 ---------------
     10.01. Indemnity of Seller and Stockholder. Purchaser agrees to indemnify, defend and hold the Seller and the Stockholder harmless from and against any and all Losses (as hereinafter defined) arising out of or resulting from the breach by Purchaser of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement or the Documents including, without limitation, the failure to pay any Assumed Liability. For purposes of this Article 10, the term "Losses" shall mean all damages, costs and expenses (including reasonable attorneys' fees) of every kind, nature or description, it being the intent of the parties that the amount of any such Loss shall be the amount necessary to restore the indemnified party to the position it would have been in (economically or otherwise), including any costs or expenses incident to such restoration, had the breach, event, occurrence or condition occasioning such Loss never occurred.

     10.02. Indemnity of Purchaser. The Stockholder and the Seller jointly and severally agree to indemnify, defend and hold Purchaser harmless from and against any and all Losses arising out of or resulting from (a) the breach by Stockholder of any representation, warranty, agreement or covenant contained in this Agreement or the Documents (including all Exhibits and Schedules hereto) and (b) the imposition of any Retained Liability on Purchaser; provided, that Purchaser shall have the right to offset any Losses arising out of or resulting from the imposition of any Retained Liability on Purchaser against any fees payable to the Stockholder pursuant to any Employment Agreement. The indemnification provided by the Stockholder hereunder shall be as primary obligor and not as guarantor, and without those defenses available under applicable law to a surety.

     10.03.    Indemnification Procedure.

          (a) An indemnified party shall notify the indemnifying party of any claim of such indemnified party for indemnification under this Agreement within thirty days of the date on which such indemnified party or an executive officer or representative of such indemnified party first becomes aware of the existence of such claim; provided, however, that in case the Purchaser is the indemnified party for purposes of this Section 10.03, such thirty-day period shall not commence until the date on which an executive officer of Purchaser first becomes aware of such claim. Such notice shall specify the nature of such claim in reasonable detail and the indemnifying party shall be given reasonable access to any documents or properties within the control of the indemnified party as may be useful in the investigation of the basis for such claim. The failure to so notify the indemnifying party within such thirty-day period shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification with respect to any additional loss that occurred as a result of the failure of such person to give such notice.

     In the event any indemnified party is entitled to indemnification hereunder based upon a claim asserted by a third party (including a claim arising from an assertion or potential assertion of a claim for Taxes), the indemnifying party shall be given prompt notice thereof, in reasonable detail. The failure to so notify the indemnifying party shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification with respect to any Loss that occurred as a result of the failure of such person to give such notice. The indemnifying party shall have the right (without prejudice to the right of any indemnified party to participate at its expense through counsel of its own choosing) to defend or prosecute such claim at its expense and through counsel of its own choosing if it gives written notice of its intention to do so not later than twenty days following notice thereof by the indemnifying party or such shorter time period as required so that the interests of the indemnified party would not be materially prejudiced as a result of its failure to have received such notice; provided, however, that if the defendants in any action shall include both an indemnifying party and an indemnified party and the indemnified party shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of different or additional defenses to the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the indemnifying party. If the indemnifying party does not so choose to defend or prosecute any such claim asserted by a third party for which any indemnified party would be entitled to indemnification hereunder, then the indemnified party shall be entitled to recover from the indemnifying party, on a monthly basis, all of its attorneys' reasonable fees and other costs and expenses of litigation of any nature whatsoever incurred in the defense of such claim. Notwithstanding the assumption of the defense of any claim by an indemnifying party pursuant to this paragraph, the indemnified party shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably withheld).

          (b) The indemnifying party and the indemnified party shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to an undue risk of loss. The indemnified party shall be entitled to reimbursement for out-of-pocket expenses reasonably incurred by it in connection with such cooperation. Except for fees and expenses for which indemnification is provided pursuant to Section 10.01 or Section 10.02, as the case may be, and as provided in the preceding sentence, each party shall bear its own fees and expenses incurred pursuant to this paragraph (b).

     10.04.    Special Provisions Relating to Environmental Matters.

          (a)  Definitions.

     Hazardous Material. As used in this Agreement, "Hazardous Material" means any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or (ii) which is defined as a waste, substance, pollutant, contaminant or other material that is toxic, dangerous or hazardous, or as a pesticide or petroleum product under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C., Section 9601 et. seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C., Section 6901 et. seq.).

          Environmental Liabilities. As used in this Agreement, "Environmental Liabilities" means: (i) all claims, judgments, liabilities, damages, losses, penalties, fines, (including strict liability), encumbrances or liens, in each case with respect to claims by a third party arising from or related to the existence, creation or occurrence of the Pre-closing Liability Conditions, and the costs and expenses of investigation and defense of any such claim, as well as any good faith settlement thereof; (ii) damages to third parties for personal injury, or injury to property or natural resources occurring on or off any Real Property arising from or related to the existence, creation or occurrence of the Pre-closing Liability Conditions; and (iii) fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of any of the Real Property arising from or related to the existence, creation or occurrence of the pre-closing liability Conditions, to the extent required by paragraph (d) below.

     For the purposes hereof, "third party" means a person other than: (i) one of the parties to this Agreement or (ii) an heir, estate, assign, successor, parent or affiliate corporation, or subsidiary corporation of one of the parties to this Agreement.

          Environmental Requirements. As used in this Agreement, "Environmental Requirements" means all applicable present statutes, regulations, rules, ordinances, codes of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof including, without limitation the Conservation and CERCLA and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of the environment, including, without limitation, all requirements, pertaining to the health and safety of employees.

     Phase I Report. As used in this Agreement, "Phase I Report" means the August 7, 1997 report prepared by HOK/K Industrial, Inc.

     Closure Report. As used in this Agreement, "Closure Report" means the August 15, 1997 report prepared by Keramida Environmental, Inc.

          (b) The Seller agrees to indemnify, defend, reimburse and hold harmless the Purchaser from and against any and all Environmental Liabilities. The Purchaser hereby waives any and all other claims against the Seller under any Environmental Requirements or common law.

          (c) In addition, the Seller shall, at its own expense, defend all claims, suits and administrative proceedings relating to Environmental Liabilities and conduct all negotiations of any description, and pay and discharge, when and as the same become due, any and all judgments, settlements, penalties or other sums due against the Purchaser, but in each case only to the extent relating to Environmental Liabilities. The Purchaser shall cooperate in such activities to the extent reasonably requested by the Seller. The Seller, as reasonably requested by the Purchaser, shall keep the Purchaser apprised of the status of all such claims, suits, administrative proceedings and negotiations and provide to the Purchaser copies of all relevant documents and legal papers pertaining thereto.

          (d) The Seller shall, at its sole cost and expense but only to the extent relating the Environmental Liabilities, take all actions to remediate any of the Lease Properties that are required or reasonably necessary to meet Environmental Requirements, but only to the extent that such remediation is required as a result of Environmental Liabilities ("Environmental Work"). The Seller shall proceed diligently with such investigatory and remedial actions, provided that in all cases, such actions shall be in accordance with all applicable requirements of governmental entities. Any such actions shall be performed in a good, safe and workmanlike manner. The Seller shall use its best efforts to minimize any impact on the business conducted by the Purchaser at the Leased Property involved; provided that such efforts shall not include the incurrence of any additional costs unless such costs are borne by the Purchaser. The Seller shall promptly provide to the Purchaser copies of testing results and reports that are generated in connection with the above activities. The Purchaser shall grant to the Seller reasonable access to the Leased Properties to perform Environmental Work. Anything else in this Agreement to the contrary notwithstanding, the Seller shall not be responsible or liable to the Purchaser for any consequential or incidental damages to the Purchaser on account of the performance of any Environmental Work, including without limitation any lost profits resulting from complete or partial shutdowns required during the performance of Environmental Work.

          (e) Whenever the Purchaser shall become aware of or receive notice or other communication of any actual or threatened Environmental Liability for which the Purchaser claims it is entitled to indemnification hereunder, including but not limited to, notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ or injunction, relating to same, the Purchaser shall deliver to the Seller, within ten days of the receipt of such notice or communication by the Purchaser, a written description of any actual or threatened Environmental Liability, together with copies of any documents evidencing same.

          (f) Failure by the Purchaser to provide prompt notice to the Seller hereunder shall not avoid the Seller's obligation to indemnify the Purchaser except to the extent that the Seller was actually prejudiced thereby.

     10.05 Survival of Representations and Warranties. All representations and warranties contained in this Agreement or in any certificate or other writing delivered pursuant hereto shall survive the Closing. The obligation of the Seller and Stockholder to indemnify the Purchaser and of the Purchaser to indemnify the Seller and Stockholder hereunder shall survive until the expiration of two years after the Closing. The foregoing limitations shall not apply to any existing claim for Losses as to which the indemnified party has notified the indemnifying party in reasonable detail before the date on which the respective obligations to indemnify would otherwise expire pursuant to the foregoing limitations. Any representation and warranty herein or in any such certificate or writing shall be deemed to have been relied upon by the party or parties to which made, notwithstanding any investigation or inspection made by or on behalf of such party or parties and shall not be affected in any respect by any such investigation or inspection.

     10.06 Limitation on Indemnification. Notwithstanding anything herein to the contrary the maximum aggregate amount of liability for indemnification of the parties under Sections 10.01, 10.02 and 10.04 shall not exceed the amount of the total consideration for the Acquired Assets to be paid to the Seller, including the amount of the Assumed Liabilities assumed by Purchaser.

                                   ARTICLE 11.
                        Confidentiality; Non-Competition
                        --------------------------------
     11.01 Confidentiality. Seller and the Stockholder agree not to, directly or indirectly, divulge or communicate to any person nor shall they direct any employee, representative or agent of Purchaser or its affiliates to divulge or communicate to any person or entity or use to the detriment of the Purchaser or for the benefit of any other person or entity, including without limitation any competitor, supplier, licensor, licensee or customer of the Purchaser or Press, any confidential or proprietary data or information relating to the Business. The term "confidential or proprietary data or information" as used in this Agreement shall mean information not generally available to the public, including, without limitation, all database information, personnel information, financial information, customer lists, account lists or other account information, names, telephone numbers or addresses, supplier lists, trade secrets, patented or proprietary information, forms, information regarding operations, systems, methods, financing, services, know how, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data of Benham as of the date hereof.

     11.02 Non-Competition. For a period of five (5) years from the date hereof, Seller and its affiliates shall not, without the written consent of the Purchaser, directly or indirectly, (i) become associated with, render services to, invest in, represent, advise or otherwise participate in as an officer, employee, director, stockholder, partner, promoter, agent of, consultant for or otherwise, any business which is conducted in any of the jurisdictions in which the Purchaser's business is conducted and which is competitive with the manufacturing and printing specialty packaging business; (ii) for their own account or for the account of any other person or entity (A) interfere with the Purchaser's relationship with any of its suppliers, material customers, accounts, brokers, representatives or agents or (B) contact, telephone, meet, solicit or transact any business with any material customer, account or supplier of Purchaser who or which transacts or has transacted business with Seller one
(1) year prior to the Closing Date; or (iii) employ or otherwise engage, or solicit, entice or induce on behalf of themselves or any other person or entity, the services, retention or employment of any person who has been an employee, principal, partner, stockholder, sales representative, trainee, consultant to or agent of Press within one year of the date of such offer or solicitation.

     (b) Nothing herein contained shall be construed as prohibiting Purchaser from pursuing any other remedies available to it for such violation, including but not limited to any injunctive or other equitable relief or the recovery of damages from the Employee.

     11.03. Specific Performance. Seller and the Stockholder acknowledge that the covenants contained in this Article 11 are fair and reasonable in order to protect Purchaser's business and were a material and necessary inducement for Purchaser to agree to the terms of this Agreement and to the transactions contemplated by this Agreement. Seller and the Stockholder further acknowledge that they have realized significant monetary benefit from these transactions, that any remedy at law for any breach or threatened or attempted breach of the covenants contained in this Article 11 may be inadequate and that the violation of any of the covenants contained in this Article 11 will cause irreparable and continuing damage to Purchaser. Accordingly, Purchaser shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief to enforce its rights hereunder, including without limitation an order restraining any further violation of such covenants, or any other relief a court might award, which injunctive relief shall be cumulative and in addition to any other rights or remedies to which Purchaser. The covenants in this Article 11 shall run in favor of Purchaser and its successors and assigns. In addition, in the event that the Purchaser is successful, the Seller agrees to pay Purchaser the costs it incurs, including reasonable attorneys' fees and expenses, in bringing and prosecuting any proceeding to enforce the terms of this Article 11.

     11.04. Severability. In case any one or more of the terms or provisions contained in this Section 11.02 shall for any reason be held invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other terms or provisions hereof, but such term or provision shall be deemed modified or deleted as or to the extent required by applicable law, and such modification or deletion shall not affect the validity of the other terms or provisions of this Article 11. In addition, if any one or more of the restrictions contained in this Article 11 shall for any reason be held to be unreasonable with regard to time, duration, geographic scope or activity, the parties contemplate and hereby agree that such restriction shall be modified and shall be enforced to the full extent compatible with applicable law. The parties hereto intend that the covenants contained in this Article 11 shall be deemed a series of separate covenants for each country, state, county and city. If, in any judicial proceeding, a court shall refuse to enforce all the separate covenants deemed included in this Article 11 because, taken together, they cover too extensive a geographic area, the parties intend that those of such covenants (taken in order of the cities, counties, states and countries therein which are lease populous) which if eliminated would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions of this Article 11.

                                   ARTICLE 12.
                             Resolution of Disputes
                             ----------------------
     Purchaser, Stockholder and the Seller agree that any and all disputes arising after the Closing Date under this Agreement shall be finally and exclusively resolved by arbitration as provided in this Article 12.

     12.01 Dispute Resolution. Any and all disputes arising out of this Agreement, including accounting-related disputes and those which shall not have been settled by negotiation between the parties shall be resolved by arbitration conducted before a board of three arbitrators chosen by the parties. Each party shall select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. Except as provided in this Agreement or as the parties and the arbitrators otherwise agree, the arbitration panel thus chosen shall apply the Commercial Arbitration Rules of the American Arbitration Association. In the event the arbitrators chosen by the parties are unable to agree upon the resolution of any dispute, the decision of the third arbitrator alone shall be controlling. the determination of the panel shall be conclusive and binding upon the parties and a judgment upon the award of the Arbitrators may be entered in any court having jurisdiction.

     12.02 Arbitration Procedures. All arbitration proceedings shall be held in Long Island, New York, unless otherwise agreed by the parties. The expenses of each party, including legal and accounting expenses, shall be borne by the party incurring them, except that the parties shall pay equally all fees and expenses of the arbitrators and any consultants or advisors providing services to the arbitrators. Arbitration shall be initiated by either party making written demand on the other for arbitration of a specifically stated issue or issues if the parties fail within any time limits provided in this Agreement (or 30 calendar days, if no shorter limit is stated) to resolve the matter by mutual discussions. Within 10 calendar days after either party has so notified the other of its demand for arbitration, the parties shall select arbitrators as provided in Section 12. Within (15) calendar days after the selection of the arbitrators, the parties will consult for the purpose of attempting to define and limit the issues to be decided by the arbitrators; will exchange all documents to be offered in the arbitration proceeding; and will provide each other with the names of witnesses each proposes to present at any arbitration hearing together with a statement summarizing the testimony such witness is anticipated to offer. Evidence in the arbitration will be limited to (a) an initial position statement from each party; (b) a reply by each party to the other's initial position statement; (c) documents and statements of witnesses identified during such 15 day period as provided above; and (d) if a hearing is held, opening and closing oral presentations by the parties or their representatives and responses to direct questions from the arbitrators. A party's initial position statement must be submitted to the arbitrators and the other party within 30 calendar days after the selection of the arbitrators. The reply by a party to the other party's initial position statement must be submitted to the arbitrators and the other party within 20 calendar days after receipt of such other party's initial position statement. The arbitrators shall have the discretion to determine whether or not a hearing upon the matters in dispute is desirable or whether to make the arbitration decisions based on the submitted statements and documents. In any event, the arbitrations will render decisions on all issues in dispute within 30 calendar days after the earlier of
(i) the last submittal by both parties of their replies and accompanying documents, as provided above, or (ii) the last day upon which a party may submit its statements, reply, and accompanying documents within the times stated above. The arbitrators shall be authorized only to determine which positions presented to them is more correct or supported by the facts and applicable laws, and shall not be authorized to determine a different result than presented by one party or the other. For purposes of such deadlines, a period of time shall be counted beginning on the day following the occurrence or instance establishing the beginning of the period (such as the receipt of a party's initial position statement) and, if a period shall end on a Sunday or postal holiday, it shall be extended to the next regular business day. No interrogatories, depositions or other discovery, and no extensions of the above timetables, shall be permitted except by mutual consent of the parties or as approved by the arbitrators for good cause shown.

                                   ARTICLE 13.
                            Miscellaneous Provisions
                            ------------------------
     13.01. Additional Instruments. Stockholder, the Seller and Purchaser, as the case may be, at the request of the other, will execute and deliver, or cause to be executed and delivered, to the other such documents and instruments, in addition to those specifically required by the provisions of this Agreement, in form and substance reasonably satisfactory to the other, as may reasonably be necessary or desirable to carry out or implement any provision of this Agreement.

     13.02. Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of all of the parties hereto.

     13.03. Waiver. Any breach of any obligation, covenant, agreement or condition contained herein shall be deemed waived by the non-breaching party only by a writing, setting forth with particularity the breach being waived and the scope of the waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other breach. No waiver shall be implied from any conduct or action of the non-breaching party. No failure or delay by any party in exercising any right, power or privilege hereunder or under the Documents and no course of dealing by any party shall operate as a waiver of any right, power or privilege hereunder or under any Document nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege so operate.

     13.04. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be delivered by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt thereof:

          (a)  If to Seller or Stockholder, to:
               Benham Press Inc.
               1160 West 16th Street
               Indianapolis, Indiana 46202

               with a copy to:

               Bingham Summers Welsh & Spillman
               2700 Market Tower Building
               10 West Mark Street
               Indianapolis, Indiana 46204
               Attn: Gerald Moss, Esq.

or to such other person or address as Seller or the Stockholder shall furnish Purchaser in writing.

          (b)  If to Purchaser, to:
               Disc Graphics, Inc.
               10 Gilpin Avenue
               Hauppauge, NY 11788
               Att: Margaret Krumholz

               with a copy to:

               Blau, Kramer, Wactlar & Lieberman, P.C.
               100 Jericho Quadrangle
               Jericho, NY   11753
               Att: Nancy D. Lieberman, Esq.

or to such other person or address as Purchaser shall furnish Stockholder and the Seller in writing.

     13.05. Binding Nature; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of-the other parties; provided, however, that the rights of the Purchaser hereunder may be assigned to (i) any entity controlling, controlled by or under common control with Purchaser, (ii) any lender or financial institution as security for a loan or loans granted in order to facilitate participation in the transaction contemplated herein and
(iii) any future purchaser of all or any substantial portion of the Acquired Assets.

     13.06. Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed therein.

     13.07. Expenses. All costs and expenses incurred in connection with negotiating, preparing and executing this Agreement and the Documents shall be paid by the party incurring such cost or expense and Stockholder shall pay all out-of-pocket expenses including, without limitation, legal expenses and accounting expenses incurred by the Seller in connection with negotiating, preparing and executing this Agreement and the transactions contemplated hereby except as otherwise provided in Section 1.02(b)(ii).

     13.08. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.09. Headings. The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof.

     13.10. Obligations of Predecessors. When any provision of this Agreement or any Document refers to or contemplates: (i) any agreement, lease, license, permit or authorization to which the Seller is a party or by which its assets are bound or subject; (ii) any other obligation or duty of the Seller of any kind or nature; or (iii) the existence or absence of any fact or matter, such provision shall be deemed to include, in addition to any contract, document, agreement, lease, license, permit or authorization or other obligation or duty of the Seller or the existence or absence of any fact or matter: (x) any contract, document, agreement, lease, license, permit or authorization or other obligation or duty assigned to or assumed by the Seller or its predecessors, directly or indirectly, by agreement, by operation of law or otherwise and (y) the existence of any fact or matter to the extent relevant to any such predecessor.

     When any provision of this Agreement or any Document refers to a "predecessor," such reference shall be deemed to include any corporation, partnership, joint venture or other business, business organization or entity which is the predecessor of the Seller and shall include any or all of the foregoing to the extent that the Seller is the direct or indirect successor thereof.

     13.11. Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto and the Documents, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, documents, negotiations and discussions, whether oral or written, of the parties hereto.

     13.12. Third Party Beneficiaries. Nothing in this Agreement or the Documents is intended to, or shall be construed so as to create any third party beneficiary to this Agreement or otherwise confer any rights in or upon any persons except Stockholder, Purchaser and the Seller.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.


     DISC GRAPHICS, INC.

     By: ____________________________________


     BENHAM PRESS INC.

     By:_____________________________________


        ------------------------------------
              Jeffrey J. Bowe
              Number of Shares: 100

                                LIST OF SCHEDULES
                                -----------------


1.01(b)  - Retained Assets
1.02(a)  - Assumed Liabilities
1.04     - Allocation of Purchase Price 2.01(a) - Real Property
2.01 (a) - Real Property
     (b) - Intangible Property
     (c) - Material Agreements
     (d) - Employees  and  Compensation  Arrangements
     (e) - Debt  (Including Security  Agreements and  Mortgages)
     (f) - Banks
     (g) - Accounts  Receivable
     (h) - Capital  Expenditures
     (i) - Major  Suppliers
     (j) - Certificate  of Incorporation  and  By-Laws,  as  amended
     (k) - Workers Compensation  and Product  Liability  Claims
     (1) - Powers of  Attorney
     (m) - Machinery  and Equipment
     (n) - Insurance

2.02     - States Where Seller is Qualified to do Business

2.03     - Authorized, Issued and Outstanding Stock, Voting
           Agreements, Options, Warrants, Etc.

2.05     - Violations, Accelerations, Consents

2.08     - Contractual Arrangements with  Stockholder, Officers,  Directors  or
             Employees
2.09     - Certain Changes
2.10 (c) - Unrecorded Interests
     (d) - Easements
     (e) - Adequacy and Condition of Real Property
     (f) - Title to Personal Property

2.11     - Limitations on Patent and Trademark Rights

2.12     - Litigation

2.14 (a) - Plan Commitments
     (b) - Unfunded Benefits

     (c) - Requisite Filings
     (d) - Severance Payments

2.15     - Collective Bargaining Agreements
2.18     - Validity
2.19     - Finders and Investment Bankers
2.20     - Required Approvals
5.05     - Employees Not Hired; Severance
5.08     - COBRA
9.02     - Prohibitions

                                LIST OF EXHIBITS
                                ----------------

Exhibit A      -    Intentionally Omitted

Exhibit B      -    Assumption of Liabilities Agreement

Exhibit C      -    Significant Equipment

Exhibit D      -    Employment Agreement

Exhibit E      -    Bill of Sale and Assignment

Exhibit F      -    Heritage Environmental Services, Inc. environmental proposal